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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-____) and related Prospectus of Amdocs Limited for the registration of 3,791,633 shares of its ordinary shares and to the incorporation by reference therein of our report dated November 4, 1999 with respect to the consolidated financial statements of Amdocs Limited included in its Annual Report (Form 20-F) for the year ended September 30, 1999, filed with the Securities Exchange Commission on December 7, 1999.

                                        Ernst & Young LLP

St. Louis, Missouri
June 13, 2000